Exhibit 4.67

Title Transfer Contract

Transferor: Ningxia Gaoxin Software and Animation Development Co., Ltd.

Transferee: Pintec (Yinchuan) Technology Co., Ltd.

Signing date: December 14, 2020

Exhibit 4.67

Title Transfer Contract

Transferor: Ningxia Gaoxin Software and Animation Development Co., Ltd. (hereinafter referred to as “Party A”)

Transferee: Pintec (Yinchuan) Technology Co., Ltd. (hereinafter referred to as “Party B”)

Whereas:

Party A commissioned Ningxia Shengshi Kaiyuan Auction Co., Ltd. to conduct a public auction of Room 101 (Duplex) and Basement, Software Park, No. 159 Xinchang East Road, Jinfeng District, Yinchuan City at Yinchuan Trading Center of Public Resources; Party B participated and succeeded in the bidding at the price of RMB ninety four million five hundred thousand (¥94500000.00). Ningxia Shengshi Kaiyuan Auction Co., Ltd. and Party B entered into the Auction Conclusion Contract on October 30, 2020.

Party A and Party B hereby reach the following contractual content with respect to the transfer of Party A’s project located at Room 101 (Duplex) and Basement, Software Park, No. 159 Xinchang East Road, Jinfeng District, Yinchuan City on the principles voluntariness, fairness, and good faith in accordance with laws and administrative regulations of the People’s Republic of China and the Measures for the Supervision and Administration of the Trading of State-owned Assets by Enterprises.

Article 1 Subject Matter of Transfer

The subject matter of transfer is Room 101 (Duplex) and Basement, Software Park, No. 159 Xinchang East Road, Jinfeng District, Yinchuan City, including:

1. The above-ground office premises of reinforced concrete with the floor area of 13585.5 square meters on floors 1-8, title certificate No.: Fang Quan Zheng Jinfeng No. 2016070302;

2. The basement of reinforced concrete with the floor area of 2117.25 square meters on floor -1, title certificate No.: Fang Quan Zheng Jinfeng No. 2016070301.

Party B, being aware of and accepting the existing situation of the assets above, voluntarily receives the transfer thereof.

Article 2 Transfer Price

According to the price reached in the auction, Party A transfers the subject matter of transfer above to Party B at the price of RMB ninety four million five hundred thousand (¥94500000.00).

Article 3 Payment of the Transfer Price

1. The deposit of RMB 6.00 million paid by Party B to Yinchuan Trading Center of Public Resources will be refunded to Party B by Yinchuan Trading Center of Public Resources in accordance with its rules after the transaction is completed.

2. Party B shall pay the transfer price of RMB 94.50 million in full to Party A within 7 days following the execution of this Contract, and Party A shall provide Party B with a special value-added tax invoice stating the corresponding amount after receiving such payment.

3. The transfer price shall be remitted to the following account designated by Party A:

Opening bank: Agricultural Bank of China Limited Yinchuan Development District Branch;

Account name: Ningxia Gaoxin Software and Animation Development Co., Ltd.;

Account No.: ***.

Article 4 Delivery of the Subject Matter

Party A and Party B shall handle the delivery of the subject matter on site within 7 days following the full payment of the transfer price by Party B. During the delivery of the subject matter, Party A shall deliver existing materials related to the subject matter to Party B, and the Parties shall make and sign a list of delivered items.

Article 5 Change of Title

After Party B makes full payment of the transfer price, Party A shall cooperate with Party B to complete the registration of the change in the title to the subject matter.

Article 6 Undertakings and Warranties of Party A and Party B

1. Party A warrants that the title transferred is true, complete, and free from title disputes, pledge, or seizure by a court.

2. Party A warrants to deliver the subject assets in a timely and complete manner in accordance with this Agreement, and cooperate with Party B to go through registration formalities for the title change.

3. Party A warrants that the subject assets are free from liabilities such as outstanding construction fees, material fees, or taxes; otherwise, Party A shall be responsible for solving and taking such liabilities.

4. Party B warrants that it has obtained the consent and authorization from its internal decision-making body in accordance with the provisions of the its Articles of Association for entering into this Contract.

5. Party B warrants to pay the transfer price as provided in this Contract.

6. Party B fully knows the existing situation of the subject matter, and warrants not to raise any objection to Party A with respect to the subject matter.

Article 7 Payment of Taxes and Charges

Party A and Party B agree that relevant taxes and charges involved during the trading of the property shall be borne by Party A and Party B respectively in accordance with provisions of the state.

Article 8 Payment of Other Relevant Charges

Party A and Party B decide that water, electricity, heating, property management, and other charges incurred prior to the delivery of the subject matter in connection with the use of premises shall be borne by Party A, while such charges incurred after the delivery shall be borne by Party B; provided, however, that in the event of a delay in acceptance by Party B, the charges incurred starting from the delivery date specified in this Contract shall be borne by Party B.

Article 9 Liabilities for Breach of Contract

The Parties shall perform this Contract in good faith after it becomes effective, and either Party in violation of contractual provisions shall be held liable for breach of contract.

1. If Party A delays in delivering the subject matter in violation of contractual provisions, Party A shall pay Party B the penalty at 0.01% of the total contract amount for each day in delay except for a delay in acceptance by Party B.

2. If Party A fails to cooperate with Party B to go through the registration formalities for the title change in violation of contractual provisions, Party A shall pay Party B the penalty at 0.01% of the total contract amount for each day in delay except for a delay in the registration by Party B.

3. If Party B fails to pay the transfer price as provided herein, Party B shall pay Party A the penalty at 0.01% of the total contract amount for each day in delay, and Party A has the right to unilaterally rescind this Contract.

Article 10 Dispute Resolution

1. Disputes in connection with the validity, performance, breach, and rescission of this Agreement shall be solved by the Parties through friendly negotiation.

2. If the negotiation fails, either Party may bring a lawsuit with a people’s court at the place of the subject assets.

Article 11 Delivery of Notices

Party A: Ningxia Gaoxin Software and Animation Development Co., Ltd.

Address: 9/F, Building No.1, Phase I of Yucheng Center, No. 490 Ning’an Street, Jinfeng District, Yinchuan City

Contact Person: Huang Ninghui                Tel.: 0951-5699300

Email:

Party B: Pintec (Yinchuan) Technology Co., Ltd.

Address: Room 1410, 15A/F, Building No.1, Phase III of Yinchuan iBi Yucheng Center, Yinchuan City, Ningxia

Contact Person: Bai Dan                Tel.: 13426245926

Email:

Any document (including but not limited to notices and statements) sent by the Parties shall be deemed delivered to the other Party once such document is sent to the address, email, mobile and telephone numbers above by post, express service, email, or SMS message

In the event of a change to any of the address or contact information above of any Party, the Party shall notify the other Party in writing on the date of such change; otherwise, the changing Party shall be held solely liable for the failure in sending a timely notice.

Article 12 Miscellaneous

1. This Contract shall become effective after Party A and Party B affix their signatures and stamps hereto.

2. After this Contract becomes effective, amendments or supplements to the contractual provisions to be made by the Parties shall be made in writing and be signed by both Parties, which amendments or supplements shall be an appendix to this Contract. Appendices have the same legal force as this Contract.

3. This Contract is made in eight originals, Party A and Party B each hold three originals, and Yinchuan Trading Center of Public Resources holds one original, which originals have the same legal force.

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(This page contains no text, but is the signature page to the Title Transfer Contract)

Party A (Transferor): Ningxia Gaoxin Software and Animation Development Co., Ltd.

Legal representative or authorized representative: /s/ Depeng Zou

Party B (Transferee): Pintec (Yinchuan) Technology Co., Ltd.

Legal representative or authorized representative: /s/ Xiaofeng Cui

Contract executed on: December 14, 2020